UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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ILLUMINA’S BOARD OF DIRECTORS SENDS THIRD LETTER TO STOCKHOLDERS

HIGHLIGHTS TREMENDOUS GROWTH PROSPECTS FOR NEXT GENERATION SEQUENCING MARKET

RECOMMENDS STOCKHOLDERS VOTE THE WHITE PROXY CARD FOR ILLUMINA’S DIRECTORS

SAN DIEGO, CALIFORNIA – April 3, 2012 – Illumina, Inc. (NASDAQ:ILMN), a leading developer, manufacturer, and marketer of life science tools and integrated systems for the analysis of genetic variation and function, today sent a third letter to its stockholders highlighting Illumina’s tremendous growth prospects in the next generation sequencing market. The letter urges stockholders to reject Roche’s efforts to acquire Illumina at a grossly inadequate price, and reiterates the Board’s recommendation to vote for the election of Illumina’s highly qualified director nominees at its 2012 Annual Meeting of Stockholders and against Roche’s other proposals by completing the WHITE proxy card today.

Included below is the full text of the letter to Illumina stockholders:

April 3, 2012

Dear Fellow Stockholder:

ACT NOW TO PROTECT THE VALUE OF YOUR INVESTMENT IN ILLUMINA

VOTE THE WHITE PROXY CARD TODAY!

“Illumina is like the Apple of the genomics business. Tools made by the San Diego company are revered by genomics researchers around the world just like millions of consumers love their iPhones and iPads. And Illumina holds its dominant position at an enviable moment in history, as we’re heading into a scientific golden age when human genomes will be sequenced for $1,000 or less.” – Xconomy reporter Luke Timmerman, March 6, 2012

The rapid adoption of next-generation sequencing (“NGS”) in research and clinical settings places it among the most dynamic and fastest growing sectors of the life science tools industry, and Illumina is singularly positioned as the leading player whose technologies, products and services are fundamental to the sector. While research demand alone has created extraordinary growth in this market, we have only scratched the surface of the value that will be created as uses for genetic information expand into the emerging applied and clinical markets, and ultimately into the delivery of personalized medicine, benefiting patients and healthcare providers, and providing whole new worlds of opportunity for the pharmaceutical, biotechnology and in vitro diagnostics industries, among other stakeholders.

Protect the value of your investment in Illumina. Do not let Roche’s hand-picked nominees get elected to your Board to support Roche’s hostile bid to buy Illumina at a low-ball price. We urge you to vote the WHITE PROXY CARD FOR Illumina’s four highly qualified and experienced directors and AGAINST Roche’s additional proposals designed to help Roche seize control of your Board.

Please use the enclosed WHITE PROXY CARD to vote today – by telephone, by Internet, or by signing, dating and returning the enclosed WHITE PROXY CARD in the postage-paid envelope provided. Please do not use the Gold Roche proxy card, as it may cancel your previous vote for Illumina.

THE MARKET POTENTIAL FOR NEXT GENERATION SEQUENCING IS ENORMOUS

As lower-cost sequencing opens new markets, Illumina’s growing revenue streams are increasingly driven by non-research uses such as agricultural biotechnology, veterinary medicine, forensics and, especially, molecular diagnostics, which is central to the future of healthcare. These expansion markets have the potential to more than double the size of Illumina’s addressable market from $4 billion to over $8 billion. Illumina is focused on delivering stockholder value by capturing and realizing the significant additional opportunities for sequencing in these growing markets, including imminent opportunities in pre- and neo-natal diagnostics, reproductive health and cancer management.

The molecular diagnostics space alone represents a $3 billion long-term growth opportunity. The fact that Illumina’s HiSeq and MiSeq platforms are already being adopted by leading diagnostic reference labs such as Sequenom, Genomic Health, Partners Healthcare and many others is evidence that Illumina is well positioned to be a leading supplier to the clinical market. For the longer term, Illumina is partnering with global leaders such as Siemens Healthcare, deCODE Genetics and the Fred Hutchinson Cancer Center to develop diagnostic kits for the MiSeq that we believe will eventually be used in thousands of hospital labs worldwide. The numerous companies that have selected Illumina technologies and products as the foundation upon which to build their novel diagnostics businesses further validates our approach and expands the clinical opportunity set for NGS.

“… the potential for sequencing in the clinical markets is large (billions of dollars or more), and the cost of sequencing is approaching a point where it is rapidly becoming economical for clinical trials and cancer management.” – J.P. Morgan Securities LLC analyst Tycho W. Peterson, January 25, 2012

LOWER COSTS, BETTER EASE OF USE AND FASTER RUNS WILL OPEN

NEW MARKETS FOR SEQUENCING AND DRAMATIC GROWTH FOR ILLUMINA

In the coming months and years, you will continue to see Illumina lead major technological advances that will enable the prospect of fully-integrated, highly economical sequencing with very rapid turnaround times. As a result, we will gain exposure to very large – and growing – sequencing opportunities. Future market opportunities, assuming a $1,000 cost per genome and only 1% penetration, could easily result in more than $600 million of new revenue for Illumina. As the growth of our industry accelerates, Illumina’s innovative products and technologies, commercial strength and strong customer relationships will enable you, as an Illumina stockholder, to capitalize on these trends.

Illumina’s history of innovation is unmatched. Our current product portfolio, robust as it is, does not begin to reflect the value-creation potential of our rich R&D pipeline to continue to drive the efficiency and expand accessibility of genetic analysis. As we continue to innovate and break new thresholds in technology, while simultaneously shrinking turnaround times and reducing the cost per genome to less than $1,000, an entirely new world of sequencing applications will become possible. In the near future, our advancements will make sequencing and genetic information readily available to individuals and physicians, enabling their incorporation into the routine practice of medicine.

DON’T LET ROCHE STEAL ILLUMINA’S GROWTH AND VALUE CREATION POTENTIAL

Our Board of Directors, together with our financial and legal advisors, thoroughly reviewed Roche’s initial offer of $44.50 and the revised offer of $51.00 per share in cash and has unanimously rejected both of these offers on the basis that they are grossly inadequate. Roche’s revised hostile offer is nothing more than the next step in its aggressive campaign to opportunistically acquire Illumina at the lowest possible price.

Your Board is unanimous in its conviction that execution of our strategic plan will create considerably more value than Roche is offering. We will not let Roche capture value at the expense of Illumina’s stockholders.

ILLUMINA’S BOARD WILL PROTECT YOUR INVESTMENT AND HELP

YOU ACHIEVE MAXIMUM VALUE FOR YOUR SHARES

We are seeking your support to re-elect to Illumina’s Board four highly qualified and experienced directors – A. Blaine Bowman; Karin Eastham; Jay T. Flatley, President and CEO; and William H. Rastetter, Chairman – all of whom are committed to and focused on protecting your best interests. The current Board, if re-elected, will not allow Roche to succeed in its opportunistic attempt to rob Illumina stockholders of the tremendous value creation opportunities that lay ahead.

YOUR VOTE IS IMPORTANT – PLEASE VOTE THE WHITE PROXY CARD TODAY!

Whether or not you plan to attend the Annual Meeting, you have the opportunity to protect your investment by promptly voting the WHITE PROXY CARD. We urge you to vote by telephone, by Internet, or by signing, dating and returning the enclosed WHITE PROXY CARD in the postage-paid envelope provided.

On behalf of the Board of Directors, we thank you for your continued support.

William H. Rastetter, Ph.D.	Jay T. Flatley
Chairman	President and CEO

Your Vote Is Important, No Matter How Many Shares You Own.

If you have questions about how to vote your shares on the WHITE proxy card,

or need additional assistance, please contact the firm

assisting us in the solicitation of proxies:

INNISFREE M&A INCORPORATED

Stockholders Call Toll-Free: (888) 750-5835

Banks and Brokers Call Collect: (212) 750-5833

IMPORTANT

We urge you NOT to sign any Gold proxy card sent to you by Roche.

About Illumina

Illumina (www.illumina.com) is a leading developer, manufacturer, and marketer of life science tools and integrated systems for the analysis of genetic variation and function. We provide innovative sequencing and array-based solutions for genotyping, copy number variation analysis, methylation studies, gene expression profiling, and low-multiplex analysis of DNA, RNA, and protein. We also provide tools and services that are fueling advances in consumer genomics and diagnostics. Our technology and products accelerate genetic analysis research and its application, paving the way for molecular medicine and ultimately transforming healthcare.

FORWARD-LOOKING STATEMENTS

This communication may contain statements that are forward-looking. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are (i) our ability to develop and commercialize further our sequencing, BeadArray™, VeraCode®, Eco™, and consumables technologies and to deploy new sequencing, genotyping, gene expression, and diagnostics products and applications for our technology platforms, (ii) our ability to manufacture robust instrumentation and consumables, (iii) significant uncertainty concerning government and academic research funding worldwide as governments in the United States and Europe, in particular, focus on reducing fiscal deficits while at the same time confronting slowing economic growth, (iv) business disruptions associated with the tender offer commenced by CKH Acquisition Corporation, a wholly owned subsidiary of Roche Holding Ltd, and (v) other factors detailed in our filings with the U.S. Securities and Exchange Commission (“SEC”), including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. Illumina undertakes no obligation, and does not intend, to update these forward-looking statements.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication does not constitute an offer to buy or a solicitation of an offer to sell any securities. In response to the tender offer commenced by CKH Acquisition Corporation, a wholly owned subsidiary of Roche Holding Ltd, Illumina has filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC. INVESTORS AND SECURITY HOLDERS OF ILLUMINA ARE URGED TO READ THE SOLICITATION/RECOMMENDATION STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC (WHEN THEY BECOME AVAILABLE) CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders are able to obtain free copies of these documents and other documents filed with the SEC by Illumina (when they become available) through the web site maintained by the SEC at http://www.sec.gov. Investors and security holders also are able to obtain free copies of these documents, and other documents filed with the SEC by Illumina (when they become available), from Illumina by directing a request to Illumina, Inc., Attn: Investor Relations, Kevin Williams, MD, kwilliams@illumina.com.

In addition, in connection with its 2012 Annual Meeting of Stockholders, Illumina has filed a definitive proxy statement and a WHITE proxy card with the SEC on March 19, 2012, and has mailed the definitive proxy statement and WHITE proxy card to its security holders. INVESTORS AND SECURITY HOLDERS OF ILLUMINA ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE WHITE PROXY CARD FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS AND OTHER DOCUMENTS FILED WITH THE SEC (WHEN THEY BECOME AVAILABLE) CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders are able to obtain free copies of the definitive proxy statement and other documents filed with the SEC by Illumina (when they become available) through the web site maintained by the SEC at http://www.sec.gov. Investors and security holders also are able to obtain free copies of the definitive proxy statement, and other documents filed with the SEC by Illumina (when they become available), from Illumina by directing a request to Illumina, Inc., Attn: Investor Relations, Kevin Williams, MD, kwilliams@illumina.com.

CERTAIN INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Illumina and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with Illumina’s 2012 Annual Meeting of Stockholders under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and direct and indirect interests (by security holdings or otherwise) of Illumina’s directors and executive officers in (i) Illumina’s Annual Report on Form 10-K for the year ended January 1, 2012, which was filed with the SEC on February 24, 2012, and (ii) Illumina’s definitive proxy statement for its 2012 Annual Meeting of Stockholders, which was filed with the SEC on March 19, 2012. To the extent that Illumina’s directors’ and executive officers’ holdings of Illumina’s securities have changed from the amounts printed in the definitive proxy statement for the 2012 Annual Meeting of Stockholders, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

# # #

Investors:

Kevin Williams, MD

Illumina

858-332-4989

Innisfree M&A Incorporated

Scott Winter

212-750-5833

Media:

Matt Benson

Sard Verbinnen & Co

415-618-8750

Cassandra Bujarski

Sard Verbinnen & Co

310-201-2040